EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference of our reports dated March 21, 2007 relating to the consolidated financial statements of Ivanhoe Mines Ltd. and management’s report on the effectiveness of internal control over financial reporting in this Annual Report on Form 40-F of Ivanhoe Mines Ltd. for the year ended December 31, 2006.
We also consent to the incorporation by reference in Registration Statements No. 333-135595; 333-128205 and 333-113408 on Form S-8 of the above mentioned reports.
(Signed) Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, Canada
March 30, 2007

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